Exhibit 99.2

December 19, 2011
FOR IMMEDIATE RELEASE
Investor Contact:  Mark Warren (205) 298-3220
Media Contact:  David Donaldson (205) 298-3220

VULCAN MATERIALS STREAMLINES ORGANIZATIONAL STRUCTURE

New Structure Expected to Save $30 Million Annually

Birmingham, Ala. December 19, 2011 — Vulcan Materials Company (NYSE:VMC) today announced that it is consolidating its eight divisions into four operating regions as part of ongoing efforts to reduce overhead costs and increase operating efficiency.  This initiative is expected to generate an ongoing annualized pre-tax cost savings of approximately $30 million, in addition to approximately $25 million in annual pre-tax overhead reductions already implemented in 2011.  The initiative, which senior management began developing earlier in the year, was approved by Vulcan’s Board of Directors at its regularly scheduled quarterly meeting on December 9, 2011, following a preliminary review of the Company’s proposal at the Board’s October 14, 2011 meeting.

The new organizational structure is consistent with Vulcan’s longstanding commitment to decentralized management of its sales, marketing and operating functions, and will enable the Company to maintain close, local relationships with its customers. It also will allow the Company to leverage significant investments in technology that have replaced legacy IT and financial reporting systems.  These new systems support improvement in administrative and operating efficiencies while also creating new opportunities for greater standardization and implementation of best practices throughout the organization.

The Company expects that approximately 200 positions will be affected, with most coming from overhead and administrative staff.  Staffing at plant facilities will be largely unaffected.

Donald M. James, Chairman and Chief Executive Officer, said, "This consolidation is another important step in our ongoing efforts to optimize operational efficiency and better position the Company for improved performance.  We are very mindful of the impact this initiative will have on affected employees and will work with them to make this transition as smooth as possible.”

Following the consolidation, Vulcan will have four regions: East, South, Central and West.

Exhibit 99.2

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The East Region, which will comprise the Company’s former Southeast and Mideast Divisions, will be headquartered in Atlanta and led by Michael R. Mills, Senior Vice President, East.  Mills, age 50, was President of Vulcan’s Southeast Division.

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The South Region will comprise the Company’s former Florida Rock and Southwest Divisions, and will include Vulcan’s quarry and harbor on Mexico’s Yucatan Peninsula and related shipping assets.  The South Region will be headquartered in Jacksonville, Florida and led by James T. Hill, Senior Vice President, South.  Hill, age 51, was President of the Company’s Florida Rock Division.

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The Central Region will comprise the Company’s former Midwest, Midsouth and Southern and Gulf Coast Divisions, excluding Vulcan’s Mexico facilities and related assets.  The Central Region will be headquartered in Birmingham, Alabama and led by Stanley G. Bass, Senior Vice President, Central.  Bass, age 49, was President of the Midsouth and Southwest Divisions.

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The West Region will comprise the Company’s former Western Division facilities.  It will be headquartered in Los Angeles and led by Alan D. Wessel, Senior Vice President, West.  Wessel, age 53, previously was President of the Western Division.

The Senior Vice Presidents heading the newly formed regions will report to Danny R. Shepherd, Executive Vice President, Construction Materials.

As a result of the consolidation, Vulcan expects to record a charge of approximately $10 million on a pre-tax basis, or $0.05 per share after tax, during the fourth quarter of 2011.  This charge will consist primarily of severance costs.  Vulcan expects to substantially complete the consolidation in the first quarter of 2012.

Vulcan Materials will continue to report financial results for its four operating segments – Aggregates, Concrete, Asphalt Mix and Cement.

The above announcement relates to an action that was approved by the Board prior to the receipt on December 12, 2011 by Vulcan of the unsolicited exchange offer from Martin Marietta Materials, Inc. (“Martin Marietta”) to exchange Vulcan common stock for Martin Marietta common stock, with respect to which Vulcan’s Board of Directors has not yet made a recommendation to shareholders. Vulcan’s Board of Directors is continuing to review such offer and, as previously announced, intends to advise shareholders of its recommendation by December 23, 2011 via a Solicitation/Recommendation statement on Schedule 14D-9 that will be filed with the Securities and Exchange Commission and made available to Vulcan shareholders.  The Board continues to advise shareholders to take no action at this time pending the completion of its review.

Exhibit 99.2
About Vulcan Materials Company

Vulcan Materials Company, a member of the S&P 500 index, is the nation's largest producer of construction aggregates, a major producer of asphalt mix and concrete and a leading producer of cement in Florida.

Contact
Investor Contact: Mark Warren (205) 298-3220
Media Contacts:  David Donaldson (205) 298-3220 or Jamie Tully/ Meghan Stafford of
Sard Verbinnen & Co (212) 687-8080

Important Information
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities and does not constitute a solicitation or recommendation with respect to Martin Marietta’s exchange offer. Vulcan Materials will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). Any Solicitation/Recommendation Statement filed by Vulcan Materials that is required to be mailed to stockholders will be so mailed. VULCAN MATERIALS’ SHAREHOLDERS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain free copies of these documents (when filed) and other documents filed with the SEC by Vulcan Materials through the SEC's website at http://www.sec.gov. Copies of the Solicitation/Recommendation Statement and any amendments and supplements to the Solicitation/Recommendation Statement will also be available for free at Vulcan Materials' website at http://www.vulcanmaterials.com under the "Investor Relations" tab.

Forward-Looking Statements
Certain statements in this release may constitute "forward-looking" statements within the meaning of applicable law.  These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions. All forward-looking statements are subject to a number of important factors, risks, uncertainties, and assumptions that could cause actual results to differ materially from those described in any forward-looking statements.  These assumptions, risks and uncertainties include, but are not limited to, the risk that the results of the streamlining actions adopted by Vulcan Materials will differ from those anticipated; future events relating to Martin Marietta’s unsolicited offer to acquire Vulcan Materials; those associated with general economic and business conditions; the timing and amount of federal, state and local funding for infrastructure; the lack of a multi-year federal highway funding bill with an automatic funding mechanism; the reluctance of state departments of transportation to undertake federal highway projects without a reliable method of federal funding; the impact of a prolonged economic recession on our industry, business and financial condition and access to capital markets; changes in the level of spending for private residential and nonresidential construction; the highly competitive nature of the construction materials industry; the impact of future regulatory or legislative actions; the outcome of pending legal proceedings; pricing of our products; weather and other natural phenomena; energy costs; costs of hydrocarbon-based raw materials; healthcare costs; the amount of long-term debt and interest expense incurred by Vulcan; changes in interest rates; the impact of our below investment grade debt rating on our cost of capital; volatility in pension plan asset values which may require cash contributions to the pension plans; the impact of environmental clean-up costs and other liabilities relating to previously divested businesses; Vulcan's ability to secure and permit aggregates reserves in strategically located areas; Vulcan's ability to manage and successfully integrate acquisitions; the potential of goodwill impairment; the potential impact of future legislation or regulations relating to climate change or greenhouse gas emissions or the definition of minerals; and other assumptions, risks and uncertainties detailed from time to time in the reports filed by Vulcan with the SEC. Vulcan disclaims and does not undertake any obligation to update or revise any forward-looking statement in this release except as required by law.

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